EXHIBIT 4.1


                          AMENDMENT TO RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT dated as of October 11, 1994 (this "Amendment") with respect to the Rights Agreement dated as of April 19, 1988 (herein,including all amendments, referred to as the "Agreement") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Security Pacific National Bank (the "Rights Agent"), which binds and inures to the benefit of the Rights Agent's, the successor by merger, as provided by
Section 27 of the Agreement, which is Bank of America NT&SA.

                               W I T N E S S E T H:

WHEREAS, it is provided in the Agreement that the Board of Directors of the Company may amend the Agreement to substitute Rights Agents on terms satisfactory to the Board of Directors;

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATIONS, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

1. The Rights Agent, as defined in the introductory heading on page one of the Agreement, and for all purposes under the Agreement, shall hereafter mean and refer to Continental Stock Transfer and Trust Company, whose address is 2 Broadway, New York,New York 10004.

2.This Amendment may be rescinded or further amended or restated hereafter by the Company and the Rights Agent or at the direction of the Company without approval of holders of Common Stock, subject to the terms and provisions of
Section 26 of the Agreement.

3.Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Agreement.

4.As expressly modified or superseded by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms.

5.This Amendment shall be governed by and construed in accordance with the substantive laws of the State of California.

6.This Amendment may be executed in one or more counterparts,each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.The undersigned officer of the Company certifies, as indicated by his signature below, to the Rights Agent that the Amendment complies with the terms of Section 26 of the Agreement.

8.A true and correct copy of the Agreement, including exhibits and attachments thereto, as in effect since the date of adoption thereof and through the time immediately prior to this Amendment, is attached and hereby is confirmed and acknowledged as a true and complete copy of the Agreement, as modified on the terms of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.


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COMPREHENSIVE CARE CORPORATION


BY:   /s/ KERRI RUPPERT
      --------------------------------------------
       Kerri Ruppert, Secretary


BANK OF AMERICA NT&SA


By:
    ----------------------------------------------
   Its::


AGREED AND ACCEPTED BY THE UNDERSIGNED
AS THE RIGHTS AGENT HEREAFTER:

CONTINENTAL STOCK TRANSFER AND TRUST CO.


By:   /s/  WILLIAM F. SEEGRABER
     ---------------------------------------------
      William F. Seegraber, Vice President